EXHIBIT 10.1

Dated the 29th day of September 2009 CHINA NATURAL RESOURCES, INC. (as the vendor) and JOYSIGHT LIMITED (as the purchaser)
AGREEMENT for the sale and purchase of the shares in MARK FAITH TECHNOLOGY DEVELOPMENT LIMITED
SOLICITORS
高 蓋 茨 律 師 事 務 所 35th Floor, Two International Finance Centre, 8 Finance Street, Central, Hong Kong Tel: (852) 2511 5100 Fax: (852) 2511 9515 Website: www.klgates.com Our ref: 4058774-00005/NKA/RKW

THIS AGREEMENT is made the 29th day of September 2009

BETWEEN:

(1)

CHINA NATURAL RESOURCES, INC., a company incorporated in the British Virgin Islands and having its registered office at P.O. Box 116, Sea Meadow House, Blackburne Highway, Road Town, Tortola, British Virgin Islands (the “Vendor”); and

(2)

JOYSIGHT LIMITED, a company incorporated in the British Virgin Islands and having its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Purchaser”).

WHEREAS:

(A)

MARK FAITH TECHNOLOGY DEVELOPMENT LIMITED (显信科技发展有限公司) (the “Company”) was incorporated in Hong Kong and has at the date of this Agreement an authorized share capital of HK$500,000,000 divided into 500,000,000 shares of HK$1.00 each, of which 30,000,000 shares have been issued and are fully paid.  Further information and particulars of the Company are set out in Part A of Schedule 1.

(B)

As at the date of this Agreement, the Vendor and the Purchaser are the legal and beneficial owners of the respective number of the Shares in the capital of the Company set opposite their respective names below aggregating the whole of the issued share capital of the Company:-

Shareholder	Number of Shares	Percentage of shareholding in the issued share capital of the Company
the Vendor	18,000,000	60%
the Purchaser	12,000,000	40%
	Total: 30,000,000	Total: 100%

(C)

巴彦淖尔市飞尚铜业有限公司 (BAYANNAOER CITY FEISHANG COPPER INDUSTRY CO., LTD.) (“Feishang Copper”) is a company organized and existing in the PRC (as defined below) and has at the date of this Agreement a registered capital of RMB174,200,000, all of which has been paid up and is beneficially owned by the Company.  Further information and particulars of Feishang Copper are set out in Part B of Schedule 1.

(D)

The Vendor has agreed to sell and the Purchaser has agreed to purchase the Sale Shares (as defined below) for the Consideration (as defined below) and upon the terms and conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.

DEFINITIONS AND INTERPRETATION

1.01

Definitions

In this Agreement (including the Recitals and the Schedules), unless the context otherwise requires, the following words and expressions shall have the following meanings:

“this Agreement”

means this agreement as amended, modified or supplemented from time to time;

“Business Day”

means any day (other than Saturday or Sunday or public holiday or a day on which a tropical cyclone warning signal no.8 or above or a black rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m.) on which banks in Hong Kong are open for business;

“Companies Ordinance”

means the Companies Ordinance (Chapter 32 of the Laws of Hong Kong);

“Company”

has the meaning ascribed thereto in Recital (A);

“Completion”

means completion of the sale and purchase of the Sale Shares in accordance with Clause 4;

“Completion Date”

means the date referred to in Clause 4.01 (or such other date as the Vendor and the Purchaser may agree in writing) or the date on which Completion takes place;

“Consideration”

means the consideration payable for the sale and purchase of the Sale Shares pursuant to Clause 3;

“Directors”

means the directors of the Company for the time being;

“Encumbrance”

means and includes any mortgage, charge, pledge, lien (otherwise than arising by statute or operation of law), option, hypothecation or other encumbrance, priority or security interest, deferred purchase, title retention, leasing, sale and purchase or sale and leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same and “Encumber” shall be construed accordingly;

“Feishang Copper”

has the meaning ascribed thereto in Recital (C);

“Group”

means the Company and its wholly-owned subsidiary Feishang Copper and “member(s) of the Group” shall be construed accordingly;

“HK$”

means Hong Kong dollars, the lawful currency of Hong Kong;

“Hong Kong”

means the Hong Kong Special Administrative Region of the PRC;

“PRC”

means the People’s Republic of China which, for the purpose of this Agreement, shall exclude Hong Kong, the Macao Special Administrative Region of the PRC and Taiwan;

“proceedings”

has the meaning ascribed thereto in Clause 11.02;

“Promissory Note”

means the promissory note in the form set out in Schedule 3;

“RMB”

means Renminbi, the lawful currency of the PRC;

“Sale Shares”

means 18,000,000 shares of HK$1.00 each in the Company representing 60% of the issued share capital of the Company as at the date of this Agreement and at Completion, to be bought and sold pursuant to Clause 2;

“Shares”

means shares of HK$1.00 each in the capital of the Company;

“subsidiary”

has the meaning as defined by Section 2 of the Companies Ordinance;

“Subsidiary Shares”

has the meaning ascribed thereto in Paragraph 3(A)(ii) of Schedule 2;

“US$”

means United States dollars, the lawful currency of the United States of America;

“Warranties”

means the representations, warranties and undertakings contained or referred to in Clause 5 and Schedule 2 and “Warranty” means any of the Warranties where the context permits.

1.02

Construction of certain references

In this Agreement where the context admits:

(a)

words and phrases (not otherwise defined in this Agreement) the definitions of which are contained or referred to in the Companies Ordinance shall be construed as having the meanings thereby attributed to them;

(b)

references to ordinances and to statutory provisions shall be construed as references to those ordinances or statutory provisions as respectively modified (on or before the date hereof) or re-enacted (whether before or after the date hereof) from time to time and to any orders, regulations, instruments or subordinate legislation made under the relevant ordinances or provisions thereof and shall include references to any repealed ordinance or provisions thereof which has been so re-enacted (with or without modifications);

(c)

where any statement is qualified by the expression “so far as the Vendor is aware” or “to the best of the knowledge and belief of the Vendor” or any similar expression, that statement shall be deemed to include an additional statement that it has been made after due and careful enquiry;

(d)

references to Clauses, Schedules, Recitals and Exhibits are (unless the context otherwise requires) references to clauses hereof, schedules, recitals and exhibits hereto, references to Paragraphs are, unless otherwise stated, references to paragraphs of the relevant Schedule;

(e)

(unless the context otherwise requires) words denoting the singular include the plural and vice versa; words denoting any one gender include all genders; words denoting persons include incorporations, firms, companies, corporations and unincorporated bodies of persons and vice versa;

(f)

(unless otherwise stated) all representations, warranties, undertakings, indemnities, covenants, agreements and obligations given or entered into by more than one person are given or entered into severally.

1.03

Headings

The headings and sub-headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.04

Recitals, Schedules and Exhibits

The Recitals, Schedules and Exhibits form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the Recitals, the Schedules and the Exhibits.

2.

SALE AND PURCHASE OF SALE SHARES

2.01

Upon and subject to the terms and conditions of this Agreement, the Vendor as beneficial owner shall sell and the Purchaser (relying on the representations, warranties and undertakings herein contained) shall purchase with effect from Completion the Sale Shares free from all Encumbrances, equities and other third party rights of any nature whatsoever and together with all rights and benefits of any nature whatsoever now or hereafter attaching or accruing to them including all rights to any dividends or other distribution declared paid or made in respect of them after Completion.

2.02

The Vendor hereby waives and agrees to procure before Completion the irrevocable waiver of pre-emption rights and any other restrictions on the transfer or issue which may exist in relation to the Sale Shares, whether conferred by the articles of association of the Company or otherwise.

2.03

The Purchaser shall not be obliged to complete the purchase of any of the Sale Shares unless the purchase of all the Sale Shares is completed simultaneously.

3.

CONSIDERATION

3.01

The total purchase price for the Sale Shares shall be the Consideration which shall be the sum of US$21,000,000, and the Consideration together with interest thereon from the Completion Date until the date of full payment at the rate of five per cent (5%) per annum shall be paid and satisfied by the Purchaser by way of cashier order or telegraphic transfer in favour of the Vendor and/or such person(s) as the Vendor shall direct on or before 26 February 2010, to be secured by the Promissory Note which shall be duly executed and delivered by the Purchaser to the Vendor upon Completion.

4.

COMPLETION

4.01

Completion Date

Subject to the other terms of this Agreement, Completion shall take place pursuant to this Clause immediately following the signing of this Agreement or at such other date and/or time and/or place as the parties may agree in writing, when all (but not part only) of the businesses set out in Clauses 4.02 and 4.03 shall be transacted.

4.02

Vendor’s obligations

On Completion, the Vendor shall:

(a)

deliver or procure to be delivered to the Purchaser:

(i)

duly completed and signed transfer in respect of the Sale Shares or such other documents as may be necessary for the transfer of the Sale Shares duly executed by the registered holder thereof in favour of the Purchaser or such other person as it may direct together with the relative share certificate(s);

(ii)

contract notes recording the sale and purchase of the Sale Shares duly executed by the Vendor (who is the beneficial owner of the Sale Shares) in favour of the Purchaser and/or such other person as it may direct;

(iii)

such waivers, consents and any other documents as the Purchaser may reasonably require to give good title to the Sale Shares free from all Encumbrances, equities and other third party rights of any nature whatsoever and to enable the Purchaser and/or its nominee to be registered as the holder of the Sale Shares contemplated under this Agreement;

(iv)

all the corporate documents, statutory books and records of each of the Company and Feishang Copper (which shall be written up to but not including the Completion Date), including without limitation the certificate of incorporation, business registration certificate, minutes book, statutory books, registers of members, transfers and directors, common seal, company chop, book of share certificates, spare copies of the Company’s memorandum and articles of association, audited financial statements and all other books of account, corporate records and documents of the Company and Feishang Copper respectively;

(v)

(unless otherwise agreed between the Vendor and the Purchaser) written resignation of all the directors, the Company secretary, the legal representative, the auditors and all the other officers (as the case may be) of each of the Company and Feishang Copper respectively nominated by the Vendor taking immediate effect after the appointment of the persons nominated by the Purchaser (if necessary) duly executed by the respective persons confirming that they have no claim or right of action against the Company or Feishang Copper (as the case may be) for any remuneration or compensation for loss of office, termination of employment or otherwise and that they waive all their claims and rights (if they have any) against the Company or Feishang Copper (as the case may be);

(vi)

certified copy of the board resolutions of the Vendor approving this Agreement and the transactions hereby contemplated;

(vii)

a cheque for payment of the Vendor’s share of the stamp duty payable on the transfer of the Sale Shares;

(b)

cause a board meeting of the Company to be held at which the Directors shall (inter alia):

(i)

approve the transfer to the Purchaser or its nominee and its registration as member of the Company in respect of the Sale Shares (subject to production of duly stamped transfer) and the issue of the relative certificate;

(ii)

change the registered office of the Company to such place as is nominated by the Purchaser;

(iii)

(unless otherwise agreed between the Vendor and the Purchaser) appoint such persons as the Purchaser may nominate to be validly appointed as additional Directors and the Company secretary and upon such appointment forthwith cause all the Directors and the Company secretary nominated by the Vendor to resign from their respective offices without any claim for compensation in connection with such resignation against the Company;

(iv)

(unless otherwise agreed between the Vendor and the Purchaser) revoke all existing mandates for the operation of all bank accounts of the Company and issue new mandates giving authority to persons nominated by the Purchaser; and

(c)

procure that as soon as practicable following the board meeting referred to in Clause 4.02(b) such meeting of the board of directors of Feishang Copper  are convened and held at which the directors of Feishang Copper shall (inter alia):

(i)

(unless otherwise agreed between the Vendor and the Purchaser) appoint such persons as the Purchaser may nominate to be validly appointed as the legal representative, additional directors and other officers of Feishang Copper as may be necessary and forthwith cause the legal representative, the directors and other officers of Feishang Copper nominated by the Vendor to resign from their respective offices with effect from the Completion Date without any claim for compensation in connection with such resignation against Feishang Copper;

(ii)

(unless otherwise agreed between the Vendor and the Purchaser) revoke all existing mandates for the operation of all bank accounts of Feishang Copper and issue new mandates giving authority to persons nominated by the Purchaser; and

(d)

cause all property and assets of the Company and Feishang Copper respectively remaining on sites controlled by the Vendor to be delivered on or immediately following Completion to the Purchaser in accordance with such manner as may be agreed between the Vendor and the Purchaser.

4.03

Purchaser’s obligations

On Completion, the Purchaser shall:

(a)

deliver to the Vendor the Promissory Note duly executed by the Purchaser pursuant to Clause 3.01;

(b)

deliver to the Vendor certified copy of the board resolutions of the Purchaser approving this Agreement and the transactions hereby contemplated.

5.

REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

5.01

Warranties

(a)

The Vendor hereby represents, warrants and undertakes to the Purchaser (to the intent that the provisions of this Clause shall continue to have full force and effect notwithstanding Completion) in the terms set out in Schedule 2.

(b)

The Vendor hereby represents and warrants to the Purchaser that the Warranties made by the Vendor are true and accurate in all material respects upon the signing of this Agreement and will continue to be true and accurate in all material respects until immediately before Completion, in each case, with reference to the facts and circumstances then existing.

(c)

The Warranties shall be qualified by reference to those matters disclosed in this Agreement.

6.

LIABILITY OF THE VENDOR

6.01

Notwithstanding any other provisions contained in this Agreement, the liability of the Vendor in respect of any breach of the Warranties or agreements, obligations or covenants of the Vendor contained or referred to in this Agreement or in any agreement, deed, instrument or document delivered by or on behalf of the Vendor in connection therewith or any indemnity contained in this Agreement shall be limited as provided in this Clause 6 and the Purchaser shall procure that the Company (or Feishang Copper as the case may be) shall observe the terms of this Clause as if it were a party to this Agreement:

(a)

the Vendor shall be under no liability in respect of any breach of any of the Warranties or agreements, obligations or covenants of the Vendor contained or referred to in this Agreement or in any agreement, deed, instrument or document delivered by or on behalf of the Vendor in connection therewith or any indemnity contained in this Agreement unless the Vendor shall have received written notice from the Purchaser prior to the date falling 6 months after the Completion Date in respect of any such breach or the indemnity or otherwise as aforesaid giving full details of the relevant claim and any such claim shall (if not previously satisfied, settled or withdrawn) be deemed to have been waived at the expiration of 3 months after such 6-month period unless proceedings in respect thereof shall then have been commenced against the Vendor;

(b)

the Vendor shall be under no liability in respect of any such breach or the indemnity or otherwise as aforesaid:

(i)

if such liability would not have arisen but for something voluntarily done or omitted to be done (other than pursuant to a legally binding commitment created by the Vendor on or before Completion) by the Purchaser or the Group after Completion otherwise than in the ordinary course of business of the Group; or

(ii)

to the extent that such liability arises or is increased as a result only of an increase in rates of Tax made after Completion with retrospective effect.

6.02

No liability shall attach to the Vendor unless the aggregate amount thereof (other than the reasonable costs and expenses properly incurred in ascertaining the existence or the amount thereof) shall exceed US$1,000,000 (or the equivalent thereof) in which case the Vendor shall be liable for the full amount thereof subject as otherwise provided in this Clause 6.

6.03

The Vendor shall have no liability in respect of any individual matter unless the liability of the Vendor in respect thereof shall exceed an amount of US$300,000 (or the equivalent thereof).

6.04

The aggregate amount of the liability of the Vendor to the Purchaser in respect of all such breaches and the indemnity or otherwise as aforesaid shall not exceed the amount of the Consideration (or the equivalent thereof) received by the Vendor.

6.05

The Purchaser shall, and shall procure the Company or Feishang Copper as the case may be to, within 7 Business Days reimburse to the Vendor an amount equal to any sum paid by the Vendor in respect of any such breach or the indemnity or otherwise as aforesaid which is subsequently recovered or paid to the Purchaser or the Company or Feishang Copper as the case may be by any third party.

6.06

The provisions of this Clause 6 shall continue in full force and effect notwithstanding Completion and shall survive any termination of this Agreement.

7.

FURTHER OBLIGATIONS OF THE PURCHASER

7.01

From the date of this Agreement until the Consideration with interest thereon has been paid by the Purchaser to the Vendor in full pursuant to Clause 3, except for the transactions contemplated herein or otherwise with the prior written consent of the Vendor at its absolute discretion, the Purchaser hereby warrants and undertakes that:

(a)

it is and will remain as a single-purpose investment vehicle and it has and will remain to have no other business other than the investment in the Group as contemplated herein;

(b)

it will not conduct any business save to give effect to this Agreement;

(c)

it will not dispose of or agree to dispose of or enter into any transaction or contract or make any commitment relating to all or any of the Shares;

(d)

it will not create or suffer or permit to arise any Encumbrances on or in respect of all or any of the Shares;

(e)

it will not make any borrowing or incur, assume, guarantee or otherwise become obligated or liable for any indebtedness;

(f)

it will not take or omit to take any action which could be reasonably anticipated to have a material adverse effect upon its financial condition or assets.

7.02

The Purchaser hereby agrees and undertakes with the Vendor that it shall, and shall procure the Company or Feishang Copper as the case may be to, file and register with the competent authorities (with or without replacement as the case may be relating to such resignation) or otherwise complete the relevant procedures under applicable law in connection with the resignation taking effect as at Completion of those persons nominated by the Vendor as the legal representative, directors or officers of the Company or Feishang Copper as the case may be as soon as practicable following Completion and in any event within 3 months after the Completion Date (or such later date as may be agreed between the Vendor and the Purchaser in writing).

7.03

Notwithstanding Completion, the Purchaser hereby agrees and undertakes with the Vendor that it shall indemnify the Vendor and such persons nominated by the Vendor referred to in Clause 7.02 and will keep indemnified any of them from and against any and all losses, claims, damages (including interest, penalties, fines and monetary sanctions), liabilities and all costs and expenses incurred or suffered by any of them arising out of the breach of any obligations of the Purchaser contained in any provisions of this Agreement.

7.04

The Purchaser hereby agrees and undertakes with the Vendor that notwithstanding Completion, it shall, and shall procure the Company and Feishang Copper to, make available to the Vendor, its professional advisers and/or agents duly authorized in writing and upon prior notice and appointment, the accounting records, corporate and other relevant documents of the Group as may be required for the purpose of preparation of the relevant audited accounts of the Group for the period from 1 January 2009 up to the Completion Date.

7.05

The provisions of this Clause 7 shall survive Completion.

8.

COSTS

8.01

Each party to this Agreement shall pay its own costs of and incidental to this Agreement and the sale and purchase hereby agreed to be made unless otherwise provided herein.

8.02

Stamp duty in respect of the transfer of the Sale Shares shall be borne and paid by the Vendor and the Purchaser in equal shares.

9.

PROVISIONS RELATING TO THIS AGREEMENT

9.01

Assignment

This Agreement shall be binding upon and enure to the benefit of each party’s successors and permitted assigns but, except as expressly provided herein, no party shall assign or transfer all or any of its rights or obligations hereunder without the prior written consent of the other party.

9.02

Whole agreement

This Agreement (together with any documents referred to herein) sets out the entire agreement and understanding between the parties in relation to the transactions hereby contemplated, and supersedes all previous agreements, arrangements and understandings between them with regard to such transactions and neither party is entering into this Agreement or any of the arrangement contemplated hereby in reliance upon any representation or warranty not expressly set out in this Agreement.  No provision of this Agreement may be amended or modified otherwise than by the express written agreement of the parties hereto.

9.03

Agreement survives Completion

The Warranties and all other provisions of this Agreement, insofar as the same shall not have been performed at Completion, shall remain in full force and effect notwithstanding Completion.

9.04

Further assurance

Each party shall do and execute or procure to be done and executed all such further acts, deeds, things and documents within its power as may be reasonably necessary to give effect to the transactions contemplated by this Agreement.

9.05

Invalidity

In the event that any provision of this Agreement is held to be unenforceable, illegal or invalid by any court of competent jurisdiction, the validity, legality or enforceability of the remaining provisions shall not be affected nor shall any subsequent application of such provisions be affected.  In lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as part of this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

9.06

Counterparts

This Agreement may be executed in any number of counterparts or duplicates each of which shall be an original but such counterparts or duplicates shall together constitute one and the same instrument.  A party may execute this Agreement on a facsimile or scanned copy counterpart and deliver its signature and seal by facsimile or email.

9.07

Time of essence

Time shall be of the essence of this Agreement, both as regards the dates and periods specifically mentioned and as to any dates and periods which may be substituted by agreement in writing between or on behalf of the parties hereto.

9.08

No waiver

No failure or delay by either party hereto in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the generality of the foregoing, no waiver by either party hereto of any breach by the other party of any provision of this Agreement shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof. The rights and remedies of the parties herein provided are cumulative and not exclusive of any rights and remedies provided by law.

9.09

Confidentiality

Other than such disclosure as may be required by law, NASDAQ, the United States Securities and Exchange Commission, any stock exchange or other competent authority having jurisdiction over the Vendor or its holding company, or save for the performance of any obligations under this Agreement or in relation to information coming into the public domain otherwise than by breach on the part of the disclosing party of its confidentiality obligations under this Agreement, none of the parties hereto shall make any announcement or release or disclose any information concerning this Agreement or the transactions herein referred to or disclose the identity of the other party (save disclosure to their respective professional advisers under a duty of confidentiality) without the prior written consent of the other party.

10.

NOTICES

10.01

Any notice required to be given under this Agreement shall be sufficiently given if delivered personally or forwarded by registered post or sent by facsimile transmission to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by 5 days prior written notice specified to the other party:

To: the Vendor	:	Room 2205, 22/F, West Tower, Shun Tak Centre, 200 Connaught Road, Central, Hong Kong
Fax Number	:	(852) 2810 6963
Attention	:	the board of directors

To: the Purchaser	:	28/F, Manhattan Place, 23 Wang Tai Road, Kowloon Bay, Kowloon, Hong Kong
Fax Number	:	(852) 2820 0670
Attention	:	Mr. Lau Chi Wo

10.02

Any notice delivered personally shall be deemed to have been served at the time of delivery. Any notice sent by pre-paid registered post shall be deemed to have been served 3 Business Days after the time at which it was posted and in proving such service it shall be sufficient to prove that the notice was properly addressed and posted by prepaid registered letter post and notices sent by facsimile transmission shall be deemed to have been served upon transmission.

11.

LAW AND JURISDICTION

11.01

Law

This Agreement shall be governed by and construed in all respects in accordance with the laws of Hong Kong.

11.02

Jurisdiction

In relation to any legal action or proceedings to enforce this Agreement or arising out of or in connection with this Agreement (“proceedings”), each of the parties irrevocably submits to the non-exclusive jurisdiction of the courts of Hong Kong and waives any objection to proceedings in such courts on the grounds of venue or on the grounds that the proceedings have been brought in any inconvenient forum.

11.03

Submissions not exclusive

The submissions by the parties referred to in Clause 11.02 shall not affect the right of any party to take proceedings in any other jurisdiction nor shall the taking of proceedings in any jurisdiction preclude any party from taking proceedings in any other jurisdiction.

11.04

Process agent

Each of the following parties hereby irrevocably appoints the person set opposite its name below as its agent to receive on its behalf service of proceedings issued out of the courts of Hong Kong in any action or proceedings arising out of or in connection with this Agreement:

Parties	Names & addresses of agents
the Vendor	Feishang Yongfu Mining Limited Room 2205, 22/F, West Tower, Shun Tak Centre, 200 Connaught Road, Central, Hong Kong
the Purchaser	Mr. Lau Chi Wo 28/F, Manhattan Place, 23 Wang Tai Road, Kowloon Bay, Kowloon, Hong Kong

AS WITNESS the parties hereto have caused this Agreement to be executed the day and year first above written.

SCHEDULE 1

PART A

THE COMPANY

1.	Name of company	:	MARK FAITH TECHNOLOGY DEVELOPMENT LIMITED (显信科技发展有限公司)
2.	Place of incorporation	:	Hong Kong
3.	Date of incorporation	:	11 August 2006
4.	Company number	:	1066541
5.	Registered office	:	Room 2205, 22/F., West Tower, Shun Tak Centre, 200 Connaught Road, Central, Hong Kong
6.	Capital structure	:	Authorised share capital – HK$500,000,000 divided into 500,000,000 shares of HK$1.00 each Issued share capital – HK$30,000,000 divided into 30,000,000 shares of HK$1.00 each
7.	Registered shareholders	:	(1) China Natural Resources, Inc. (18,000,000 shares) (2) Joysight Limited (12,000,000 shares)
8.	Directors	:	(1) Li Feilie (2) Wong Wah On Edward (3) Tam Cheuk Ho
9.	Secretary	:	Wong Wah On Edward
10.	Principal activities	:	Investment holding

PART B

FEISHANG COPPER

1.	Name of company	:	巴彦淖尔市飞尚铜业有限公司(BAYANNAOER CITY FEISHANG COPPER INDUSTRY CO., LTD.)
2.	Place of incorporation	:	the PRC
3.	Date of incorporation	:	26 May 2005
4.	Business Registration Certificate No.	:	150000400001028
5.	Registered address	:	Qingshan Industrial Park, Wulatehouqi, Nayanbaoer, Inner Mongolia, the PRC
6.	Total Investment Amount (投资总额)	:	RMB497,710,000
7.	Registered capital (注册资本)	:	RMB174,200,000
8.	Paid-up capital (实收资本)	:	RMB174,200,000
9.	Shareholder	:	Mark Faith Technology Development Limited (显信科技发展有限公司) (100%)
10.	Legal representative	:	Wang Genyin（王根银）
11.	Directors	:	(1) Wang Genyin（王根银） (2) Li Feiwen（李非文） (3) Ding Daohua（丁道华）
12.	Principal activities	:	Sales of metal and alloy products; production and sales of electrical materials, electrical wire, cable, chemical products, electronic components. （金属及合金产品的生产销售；电工材料、电线电缆、化工产品、电子元器件的生产和销售。）

SCHEDULE 2

WARRANTIES

1.

INTERPRETATION

(A)

In this Schedule 2 where the context permits:-

All references in this Schedule 2 to the Company shall, other than those in Paragraphs 3(A) and 3(B), to the fullest extent permissible by the context in which such references appear, be read and construed as a reference to each of the Company and Feishang Copper.

2.

ABILITY TO SELL

(A)

Power to sell

(i)

The Vendor has full legal right and power and authority to enter into, execute, deliver and perform this Agreement and the other agreements contemplated herein to which it is a party; the entering into, execution, delivery and performance by the Vendor of this Agreement and the other agreements contemplated herein to which it is a party have been duly authorised on the part of the Vendor; and this Agreement and the other agreements contemplated herein to which it is a party will, when executed, constitute legal, valid and binding obligations of the Vendor, enforceable against it in accordance with their respective terms.

(ii)

The entering into, execution, delivery and performance by the Vendor of this Agreement and the other agreements contemplated herein to which it is a party and the consummation of the transactions contemplated hereby or thereby do not and will not, directly or indirectly:

(a)

contravene any provisions of the memorandum and articles of association or other constitutional documents of the Vendor; and

(b)

violate or conflict with any law or order applicable to the Vendor or any of its businesses or properties.

(iii)

The Vendor shall be entitled to sell and transfer the full legal and beneficial ownership of the Sale Shares beneficially owned by it to the Purchaser or its nominee free from Encumbrance at Completion.

3.

CAPITAL STRUCTURE

(A)

Capital of the Company

(i)

The Sale Shares constitutes 60% of the issued share capital of the Company and are fully paid up. There is no Encumbrance or other form of agreement on, over or affecting the Sale Shares or any unissued shares, debentures or other securities of the Company and there is no agreement or commitment to give or create any of the foregoing.

(ii)

The Company has no subsidiary or shares in any company other than the 100% registered capital of Feishang Copper (the “Subsidiary Shares”) which is beneficially owned by the Company and is fully paid up. There is no Encumbrance or other form of agreement on, over or affecting such registered capital or any equity interest, unissued shares, debentures or other securities of Feishang Copper and there is no agreement or commitment to give or create any of the foregoing.

(iii)

Feishang Copper has no subsidiary or shares in any other company.

(B)

Ownership

(i)

The Sale Shares are solely legally and beneficially owned by and registered in the name of the Vendor. All rights now attached to the Sale Shares are valid, effective, enforceable and subsisting.

(ii)

All the Subsidiary Shares are solely legally and beneficially owned by and registered in the name of the Company as set out in Part B of Schedule 1. All rights now attached to the Subsidiary Shares are valid, effective, enforceable and subsisting.

SCHEDULE 3

THE PROMISSORY NOTE

US$21,000,000

We, JOYSIGHT LIMITED, promise to pay to CHINA NATURAL RESOURCES, INC. at Room 2205, 22/F., West Tower, Shun Tak Centre, 200 Connaught Road, Central, Hong Kong on 26 February 2010 the sum of US$21,000,000 with interest thereon from the date hereof until full payment at the rate of five per cent (5%) per annum value received.

Dated the      day of       2009

For and on behalf of
Joysight Limited

___________________________

EXECUTION PAGE

VENDOR
SIGNED by /s/ Wong Wah On Edward Wong Wah On Edward for and on behalf of CHINA NATURAL RESOURCES, INC. in the presence of : /s/ Ma Sin Ling	) ) ) ) ) ) ) ) ) ) ) ) )
Signature of witness Ma Sin Ling		By executing this Agreement the signatory warrants that the signatory is duly authorized to execute this Agreement on behalf of CHINA NATURAL RESOURCES, INC.
Name of witness (block letters)
PURCHASER
SIGNED by /s/ Law Ping Wah Law Ping Wah for and on behalf of JOYSIGHT LIMITED in the presence of : /s/ Shum Hon Wo	) ) ) ) ) ) ) ) ) ) ) ) )
Signature of witness Shum Hon Wo		By executing this Agreement the signatory warrants that the signatory is duly authorized to execute this Agreement on behalf of JOYSIGHT LIMITED
Name of witness (block letters)